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EXHIBIT 10(a)

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MINNESOTA MUTUAL                                                                                               APPLICATION PART 1

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The Minnesota Mutual Life Insurance Company . Individual Policy Issues . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS

PERSONAL INFORMATION
Proposed Insured's Name (Last, First, Middle Name)                                                  Date of Birth (Mo., Day, Yr.)
|                                                                                                |          -         -          |
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                                                                                               [_] Check if new address and you
                                                                                                   want our records to reflect this.
Street address or RFD route
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

City or Town                                        County                           State            Zip Code
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Social Security Number                                     Birthplace (State or Country if outside US)
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Sex   [_] Male   [_] Female      Home Telephone (      )                       Business Telephone (     )
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Driver's License Number                                           Indicate here for special dating
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Employer's name
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                                                                                                 [_] Check box if mail to be
Business address                                                                                     sent to business address.
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City or Town                                         County                         State             Zip Code
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PERSONAL HISTORY INTERVIEW

Please indicate the best day of week and time of day to reach you for your interview.  Interviewers are available Monday through
Friday, 8:00am to 8:30pm central standard time.

Day:                       Time:                          Call Preference:     [_] Home     [_] Business
    ----------------------      -------------------------
Special Instructions
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LIFE INSURANCE

Occupational title                                                   Years in occupation             Income $
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BASE POLICY INFORMATION

Basic Face amount $                                   Product                            Total annual premium or plan
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PREMIUMS PAYABLE:                             [_] Automatic Payment Plan #                  PREMIUMS PAID BY:
                                                                           ---------------
[_] Annual                                    [_] Direct Monthly                            [_] Proposed Insured
[_] Semi-annual                               [_] List Bill #                               [_] Employer
[_] Quarterly                                                ------------------             [_] Other (indicate name and address in
                                              [_] Payroll Deduction #                           Additional Remarks, pg. 2.)
                                                                     ---------------

Non-Repeating Premium

Amount?                                               Included at issue?
       ----------------------------------------------                    ---------------------------------------------
       ($500.00 Minimum required)

If billable:      Amount                                        Frequency
                        ---------------------------------------           --------------------------------------------
        ($200.00 Minimum per billing with a $2,400.00 minimum annual base premium.)

DIVIDEND INFORMATION

Dividend Option
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Unless otherwise requested, dividends will be used to purchase:  paid-up additions on permanent plans, policy or plan improvement on
Adjustable Life, and accumulations on term plans.
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ADDITIONAL BENEFITS AND AGREEMENTS

[_] Additional Insured Agreement (Complete Family Term Agreement).............................$_________________
[_] Family Term - Children's Agreement (Complete Family Term Agreement).......................$_________________
[_] Accidental Death Benefit..................................................................$_________________
[_] Face Amount Increase Agreement............................................................$_________________
[_] Additional Term Protection (Automatically includes FX Dividend option)....................$_________________
[_] Policy Enhancement Rider (if available) _____________% (Indicate a whole number between three & ten percent)
[_] Omit Automatic Premium Loan (if available)
[_] Guaranteed Protection Waiver (if available)
[_] Waiver of Premium Agreement (if available)
[_] Accelerated Benefits Agreement (Complete Outline of Coverage F.44244)
[_] Omit Cost of Living Agreement (if available)
[_] Adjustable Survivorship Life $___________________  Designated Insured _____________________________________________
    Automatic Election Option:  [_] Yes  [_] No
[_] Other _____________________________________________________________________________________________________________

REPLACEMENT

Has there been, or will there be a lapse, surrender, loan withdrawal or other change to any existing life insurance or annuity as a result of, or in anticipation of this application? [_] Yes [_] No

LIFE INSURANCE IN FORCE AND PENDING. Life insurance on Proposed Insured: (if none, insert, "None").

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   Year                                                                      Policy    Business/  Pending?   Will it be
  Issued        Amount       Type of Coverage          Full Company Name     Number    Personal   Yes   No   Replaced?
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
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
BENEFICIARIES

Beneficiaries: Beneficiaries may be labeled class 1,2, or 3; the class determines the order in which death proceeds should be paid. If there is more than one surviving Beneficiary in the same class, they will share benefits equally, unless we are told otherwise. The Owner may change any Beneficiary unless designated "Irrevocable" below. All of this is subject to the complete Beneficiary provisions in the policy. If the Beneficiary is a Trust, please indicate the date it was established and give its complete name.

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                             Print Given Name, Middle Initial and Surname (if Corporate           Relationship to
    Class                      Beneficiary, give full name and State of incorporation)                Insured
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
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
ADDITIONAL REMARKS FOR POLICY ISSUES OR UNDERWRITING:

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DISABILITY AND OVERHEAD EXPENSE INSURANCE


POLICY TYPE AND INFORMATION

  [_] Level Disability.   [_] Annual Renewable Disability Income (ARDI).

  [_] Business Overhead Expense (be certain to itemize the Overhead Expenses in the Overhead Expense section.)


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  Coverage                          Amount          Benefit Period                          Waiting Period
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
Base                                $
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ADMIA                               $
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ADMIA                               $
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Supplementary Income Benefit        $             [_] to 180 days  [_] to 365 days
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Social Security Agreement           $             ////////////////////////////////                 365 days
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Business Overhead Expense           $             [_] 15 months    [_] 25 months          [_] 30   [_] 60   [_] 90
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PLAN OF COVERAGE: (Complete one section - A or B)
  A. [_] Disability Income            B. [_] Disability Income
         Insurance Policy                    Insurance Policy Plus
         (all occupation classes)            (class *P, 1*, *S, 1 only)

OPTIONAL AGREEMENTS
[_] Inflation Protection Agreement:      [_] Future Income Protection Agreement:
    [_] 4% [_] 6% [_] 8%                     $_____________ of aggregate monthly
                                             benefit
[_] OMIT Guaranteed Increase Agreement   [_] Transitional Disability Benefit
                                             Agreement (Overhead Expense only)
[_] Guaranteed Increase Agreement Plus   [_] Replacement Expense Agreement
                                             (Overhead Expense only)
                                         [_] Omit Cost of Living Agreement
                                             (Overhead Expense only)

OCCUPATION
A. Class [_]*P [_]1* [_]*S [_]1 [_]2 [_]3    Specialty
                                                       -------------------------
B. Occupational title and/or professional designation
                                                      --------------------------
   Nature of business
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OCCUPATIONAL DETAILS (Provide description of daily job activities and percentage of time spent on each)

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        Duties              %                    Duties                     %
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A. How many years have you been employed by your current employer?
                                                                  --------------
B. How many hours do you work per week on average?
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C. How many full-time employees report to you?
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D. Do you have any part-time or other full-time jobs?
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PREVIOUS EMPLOYMENT
Please list your other jobs within the past ten years.

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                   Employer                          Dates Employed
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INCOME - Fill in amounts that are (or will be) shown on the Proposed Insured's individual and/or business income tax forms and supporting schedules.  Note: Do not list income that is not reported to the IRS.  Explain any significant fluctuations between years in Remarks.  Ask for third party income verification on all disability applications.
(Complete Sections A - G)

                                                       Current Year    Last Calendar      Two Calendar
A. EARNED INCOME (Fill in all which apply.)                19__         Year 19__        Years ago 19__
   1.  Non-owner Employee's salary, bonus, and
       profit sharing (Form W-2).                      -------------    --------------    --------------

   2.  a.  Owner of Regular or S Corporation's
           salary and bonus (Form W-2).                -------------    --------------    --------------

       B.  Owner's share of after tax corporate
           profits or losses (after expenses)
           provided the Proposed Insured has
           significant ownership and is active in
           the corporation (Form 1120 or 1120S).
           If losses, indicate with parentheses.       -------------    --------------    --------------

       C.  Pension plan or other contributions
           that would cease if the Proposed
           Insured became disabled.                    -------------    --------------    --------------

   3.  Sole Proprietor net income, after
       expenses (Form 1040 Schedule C).                -------------    --------------    --------------

   4.  Share of partnership net income, after
       expenses (Proposed Insured's Schedule
       K-1 of Form 1040 Schedule E.)                   -------------    --------------    --------------

   5.  Other earned income (describe in Remarks)       -------------    --------------    --------------

       Total earned income                             -------------    --------------    --------------

B. UNEARNED INCOME - This includes capital gains,
   interest, dividends, tax exempt unearned
   income, income from other investments, net
   rental income, pensions, annuities, and alimony.
   Itemize in Remarks if exceeding 15% of earned
   income of $125,000.                                 -------------    --------------    --------------

C. NET WORTH - Is the Proposed Insured's net worth, exclusive of primary
   residence, greater than $4,000,000?                                                     [_] Yes  [_] No

   If yes, itemize the Net Worth in the Remarks.

D. Premiums will be paid by:  [_] Proposed Insured
                              [_] Employer - Will any portion of the premium be
                                  included in your taxable income?                         [_] Yes  [_] No
                                  If yes, provide details in Remarks.
                              [_] Other (indicate name and address in Remarks)

   (Note: Individual paid Issue and Participation limits should be used for those Proposed Insureds who are owners in a Sole Proprietorship, Partnership, or S Corporation. Employer paid Issue and Participation Limits can be used for Owners of a Regular Corporation when the Corporation is paying the premium and for Non-Owner Employees when the employer is paying the premium.)

E. Is the Proposed Insured self-employed, including any partial ownership?                 [_] Yes  [_] No
   (If yes, answer questions F and G.)

F. For tax purposes the Proposed Insured's business is set up as a/an:
   [_] Sole Proprietorship          [_] Partnership          [_] Regular Corporation       [_] S Corporation
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G. What is the Proposed Insured's ownership? ____%

REMARKS:
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NOTE:  If this application is an exercise for guaranteed coverage (such as GFIA,
       AMIO or FIPA) on an existing policy, indicate policy number and type of exercise.
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REPLACEMENT

A. Will you drop any existing disability, overhead expense, or any other accident and sickness insurance when this policy is issued? [_] Yes [_] No

B. If yes, I agree upon accepting this policy to drop the coverage indicated below. NOTE: Please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING (If none, insert "None").
List Disability with all Companies including Group, Pension or Retirement Plans,
Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead
Expense Plans, and any other Disability or Health Coverage. Also include coverage for which the Proposed Insured will become eligible in the next five years after a qualifying period of employment has been met.

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Paid To                                         Policy      Benefit   Elimination       Pending?         Will It Be
 Date       Amount    Type      Company         Number      Period      Period          --------          Replaced?
                                                                                         Yes  No
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

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DIVIDENDS:  Dividends paid in cash unless otherwise requested below.

[_] Reduce (not available on Automatic Payment Plan)      [_] Accumulate

PREMIUM PAYABLE:                                             DISCOUNTS (Choose one selection from A):
[_] Annual            [_] Direct Monthly                     A. [_] Association Discount #
                                                                                          -----------------------------
[_] Semi-annual       [_] List Bill #                           [_] Employer/Employee Discount #             (Include F. 37443)
                                     ------------                                                ------------
[_] Quarterly         [_] Payroll Deduction #                   [_] Professional Group Discount #
                                              -------------                                       ------------------------------
[_] Automatic Payment Plan #
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                                                             B. [_] Income Documentation Discount (Complete page 8
                                                                    and submit appropriate income documentation.)

OVERHEAD EXPENSES:  (Complete for Business Overhead Expense.)

A.  Are your expenses shared with anyone else?    [_]  Yes  [_]  No

B.  If yes, what is your percentage share of the total business expense?      %
                                                                        ------

C.  List YOUR SHARE of the current average monthly expenses:
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
    Rent or mortgage payment          $                    Accounting, billing, and
                                       -----------------   collection services              $
                                                                                              ----------------------
    Property Taxes                    $                    Professional and trade dues
                                       -----------------   and subscriptions                $
                                                                                              ----------------------
    Utilities                         $                    *Employee life, disability and
                                       -----------------   health insurance premiums        $
    Laundry, security, janitorial and $                                                       ----------------------
    maintenance services               -----------------   *Payroll taxes for employees     $
                                                                                              ----------------------
    Equipment and furniture                                *Employee wages and
    leasing costs or installment                            salaries                        $
    payments                          $                                                       ----------------------
                                       -----------------   Replacement expense              $
                                                           (Salary paid to the                ----------------------
    Malpractice, liability, and/or                         replacement person minus the
    property insurance premiums       $                    gross business income earned
                                       -----------------   by that replacement.  For
                                                           Replacement Expense
                                                           Agreement only.)

    Itemization of other eligible overhead expenses (give description and amount of the expense):

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    *DO NOT INCLUDE amounts for you or for any other member of your profession working for or with you. I understand and agree that the policy applied for covers only actual incurred expenses (as described in the policy).


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ALL APPLICATIONS

SPECIAL ACTIVITIES AND OTHER INSURANCE ACTIVITY: (Provide details in Additional Remarks).

A.  Do you plan to change jobs within the next 12 months? (If yes, please advise the industry,             [_] Yes  [_] No
    company and location that you are planning to go to. If you don't know the specifics yet but are contemplating such a change, please provide as many details as you can.)

    ---------------------------------------------------------------------------------------------------    [_] Yes  [_] No
B.  Do you plan to travel or reside outside the U.S. in the next three years? If yes, please provide the country(s) and city(s) you will be visiting or moving to and whether this is for business or pleasure. _____________________________________________________________________________
    How long will you be there? _________How frequently will you be visiting if more than once?________
C.  Have you, within the last five years, or do you plan in the next six months, to pilot a plane?         [_] Yes  [_] No
    (If yes, complete the Aviation Statement form F. 4883.)
D.  Have you, within the last five years, or do you plan in the next six months, to engage in sky          [_] Yes  [_] No
    diving, organized vehicle racing, mountain/rock climbing, hang gliding, underwater diving, bungee jumping, or other activity requiring special equipment and/or training? (If yes, complete Avocation Statement F. 11393.)
E.  Have you, within the last five years, been declined, modified, rated or been issued                    [_] Yes  [_] No
    a rider for life or disability insurance?
F.  Within the last year, have you missed any work due to illness or injury?                               [_] Yes  [_] No
G.  Are you in the Armed Forces, National Guard, or Reserves?                                              [_] Yes  [_] No
    (If yes, complete Military Statement F. 4883.)
H.  Have you applied elsewhere for insurance within the last six months?                                   [_] Yes  [_] No

DRIVING AND CONVICTION HISTORY: (Provide details in Additional Remarks.)
A.  In the last five years, have you been charged with a driving while intoxicated violation, had          [_] Yes  [_] No
    your driver's license restricted or revoked, or been cited with a moving violation?
B.  Except for traffic violations, have you ever been convicted?                                           [_] Yes  [_] No

PREPAYMENT: MAKE CHECKS PAYABLE TO MINNESOTA MUTUAL
A.  Have you paid money to the agent, or has the Payroll Deduction Authorization or Government             [_] Yes  [_] No
    Allotment been completed?

NOTE:  Money should not be taken by the agent if there is a history of heart
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       disease, stroke, cancer, or diabetes or if the Proposed Insured has been rated or declined for insurance in the past. If money is taken on these or other impaired risks, it will be returned to the client, until underwriting is completed. Checks or money orders collected for Variable Adjustable Life must be issued by the Client, made payable to Minnesota Mutual, and sent directly to the Home Office.

    Amount paid for:  Life Insurance $___________________ Disability or Overhead Expense Insurance $____________________

B. Have you received a receipt?                                                                            [_] Yes  [_] No

ADDITIONAL REMARKS:

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OWNER
The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The Owner has every benefit, right or privilege given the Insured by policy terms. Policy transactions between Minnesota Mutual and the Owner do not require the Insured's notice or consent.

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POLICYOWNER NAME (last, first, middle name)                DATE OF BIRTH  MONTH - DAY - YEAR (if other than Proposed Insured)
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RELATIONSHIP TO PROPOSED INSURED                           TAX I.D. NUMBER OR SOCIAL SECURITY NUMBER

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POLICYOWNER'S ADDRESS STREET OR RFD ROUTE

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CITY                                                       STATE                                 ZIP CODE

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                                                                (if a Corporation, give the state which it is incorporated)

FOR HOME OFFICE USE ONLY
Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Mutual. Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.